EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72081 of Beckman Coulter, Inc. on Form S-8 of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2003.

/s/DELOITTE & TOUCHE, LLP
Costa Mesa, California
June 25, 2004